Exhibit 99.1

Nobilis Health Corp. Set to Commence Trading its Common Stock on NYSE MKT

HOUSTON, TX--(Marketwired -- April 15, 2015) – Nobilis Health Corp. (TSX: NHC) (“Nobilis” or the “Company”), a healthcare facility management and marketing firm, announced today that the New York Stock Exchange has approved the Company’s application to have its common stock listed on the NYSE MKT (“NYSE”). Trading on NYSE MKT is expected to commence on April 17, 2015 under the symbol “HLTH.” The Company’s common stock will be dual listed and will continue to trade on the TSX under its existing symbol “NHC.”

“When we began the listing process last year our market cap was less than $50 million. Listing on the NYSE was achieved by our people executing the business plan and delivering strong business growth and is the logical step in Nobilis’ ongoing evolution to the next level,” stated Harry Fleming, President of Nobilis Health Corp. “We expect the listing to broaden our shareholder base in the US and provide additional trading liquidity. While much of our non-management ownership is held by Canadian shareholders, both retail and institutional, we will now begin to introduce Nobilis to the U.S. market and look forward to sharing the Nobilis story with these new investors.”

NYSE MKT is a fully integrated trading venue within the NYSE community and leverages the NYSE’s advanced and innovative market model to offer a premier venue for listing and trading the stocks of small companies. The venue utilizes the trading, connectivity and routing technologies of the NYSE platform and offers superior price discovery, superior liquidity and reduced trading volatility. Listed companies benefit from issuer-selected Designated Market Makers (DMM) that utilize world-class NYSE trading systems to discover and improve prices, dampen volatility, add liquidity and enhance value. In addition, NYSE MKT-listed companies gain access to the brand visibility and are eligible for the issuer services enjoyed by the NYSE community.

Nobilis’ listing approval is contingent on the Company to meet all of the initial listing requirements on the day it is scheduled to commence trading.

About Nobilis Health Corp.
Nobilis utilizes innovative direct-to-patient marketing focused on a specified set of procedures that are performed at our centers by local physicians. We own and manage ambulatory and acute care facilities to deliver healthcare services. Nobilis owns and manages interests in ambulatory surgery centers in Houston, Dallas, and Scottsdale, Arizona. In addition, Nobilis owns one acute care hospital in Houston. Nobilis also owns and manages interests in two imaging centers and one urgent care clinic in Houston.

Forward-looking statements
This news release may contain forward-looking statements (within the meaning of applicable securities laws) and financial outlooks relating to the business of Nobilis Health Corp. (the "Company") and the environment in which it operates. Forward-looking statements are identified by words such as "believe", "anticipate", "expect", "intend", "plan", "will", "may" and other similar expressions and may discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. These statements are based on the Company's expectations, estimates, forecasts and projections and while the Company considers these to be reasonable based on information currently available, they may prove to be incorrect. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. These risks and uncertainties are discussed in the Company's regulatory filings available on the Company's web site at www.NobilisHealth.com, www.Sedar.com and in the risk factors described in the Company’s Form 10-K for the fiscal year ended December 31, 2014, filed on April 2, 2015. There can be no assurance that forward-looking statements will prove to be accurate as actual outcomes and results may differ materially from those expressed in these forward-looking statements. Readers, therefore, should not place undue reliance on any such forward-looking statements. Further, a forward-looking statement speaks only as of the date on which such statement is made. Other than as required by law, the Company undertakes no obligation to publicly update any such statement or to reflect new information or the occurrence of future events or circumstances.

Contact:

Nicholas DeVito
Nobilis Health Corp.
Senior Vice President, Corporate Affairs
(908) 234-2767